Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Jeff Young	Tom Barth
Media Relations	Investor Relations
Akamai Technologies	Akamai Technologies
617-444-3913	617-274-7130
jyoung@akamai.com	tbarth@akamai.com

AKAMAI REPORTS FOURTH QUARTER 2016 AND
FULL-YEAR 2016 FINANCIAL RESULTS

Fourth Quarter Highlights

•	Revenue of $616 million, up 6% year-over-year and up 7% adjusted for foreign exchange*

•	Revenue excluding Internet Platform Customers(1) up 14% year-over-year and up 15% when adjusted for foreign exchange*

•	GAAP EPS of $0.52 per diluted share, up 6% year-over-year and when adjusted for foreign exchange*

•
Non-GAAP EPS* of $0.72 per diluted share, consistent year-over-year and when adjusted for foreign exchange* (fourth quarter 2015 included $0.06 per diluted share benefit from the reinstatement of the federal R&D tax credit)

Full-Year Highlights

•	Revenue of $2.3 billion, up 6% year-over-year and up 7% adjusted for foreign exchange*

•	Revenue excluding Internet Platform Customers(1) up 15% year-over-year and when adjusted for foreign exchange*

•	GAAP EPS of $1.79 per diluted share, up 1% year-over-year and down 1% when adjusted for foreign exchange*

•	Non-GAAP EPS* of $2.70 per diluted share, up 7% year-over-year and up 6% when adjusted for foreign exchange*

CAMBRIDGE, Mass. – February 7, 2017 – Akamai Technologies, Inc. (NASDAQ: AKAM), the global leader in Content Delivery Network (CDN) services, today reported financial results for the fourth quarter and full-year ended December 31, 2016.

"We were very pleased with how well we ended 2016, with both revenue and earnings exceeding our expectations for the fourth quarter," said Dr. Tom Leighton, CEO of Akamai. "Our strong results were driven by robust seasonal traffic, continued rapid growth of our Cloud Security Solutions and the success of our recently launched new products.  As we look forward to 2017, we are very optimistic about the opportunities ahead of us and plan to continue investing in innovation and the expansion of our product portfolio."

Akamai delivered the following results for the fourth quarter and full-year ended December 31, 2016:

Revenue: Revenue for the fourth quarter was $616 million, a 6% increase over fourth quarter 2015 revenue of $579 million, and a 7% increase when adjusted for foreign exchange.* Total revenue for 2016 was $2.340 billion, a 6% increase over 2015 revenue of $2.197 billion and a 7% increase when adjusted for foreign exchange.*

Revenue by Solution Category(2):

•
Performance and Security Solutions revenue for the fourth quarter was $367 million, up 17% year-over-year and when adjusted for foreign exchange.* Performance and Security Solutions revenue for 2016 was $1.355 billion, up 17% year-over-year and when adjusted for foreign exchange.*

•
Cloud Security Solutions revenue, which is a component of Performance and Security Solutions revenue, was $102 million for the fourth quarter, up 41% year-over-year and when adjusted for foreign exchange.* Cloud Security Solutions revenue for 2016 was $365 million, up 43% year-over-year and up 44% when adjusted for foreign exchange.*

•
Media Delivery Solutions revenue for the fourth quarter was $196 million, down 10% year-over-year and when adjusted for foreign exchange.* Media Delivery Solutions revenue for 2016 was $787 million, down 9% year-over-year and down 10% when adjusted for foreign exchange.*

•
Service and Support Solutions revenue for the fourth quarter was $53 million, up 14% year-over-year and when adjusted for foreign exchange.* Service and Support Solutions revenue for 2016 was $198 million, up 16% year-over-year and when adjusted for foreign exchange.*

Revenue by Geography:

•	U.S. revenue was $424 million for the fourth quarter, a 2% increase over fourth quarter 2015 revenue. U.S. revenue for 2016 was $1.620 billion, a 1% increase over 2015 revenue.

•
International revenue was $193 million for the fourth quarter, an 18% increase over fourth quarter 2015 revenue and a 19% increase when adjusted for foreign exchange.* International revenue for 2016 was $720 million, a 21% increase over 2015 revenue and a 22% increase when adjusted for foreign exchange.*

Customer Revenue by Division(3):

Effective in the second quarter of 2016, the Company is managing the business in a new division structure. Revenue from customers in the Company's three major divisions is reported below.

•
Media Division revenue for the fourth quarter was $301 million, down 1% year-over-year and flat when adjusted for foreign exchange.* Media Division revenue for 2016 was $1.165 billion, down 2% year-over-year and when adjusted for foreign exchange.*

•
Web Division revenue for the fourth quarter was $300 million, up 13% year-over-year and up 14% when adjusted for foreign exchange.* Web Division revenue for 2016 was $1.120 billion, up 16% year-over-year and when adjusted for foreign exchange.*

•
Enterprise and Carrier Division revenue for the fourth quarter was $15 million, up 26% year-over-year and when adjusted for foreign exchange.* Enterprise and Carrier Division revenue for 2016 was $55 million, up 33% year-over-year and when adjusted for foreign exchange.*

Revenue from Internet Platform Customers(1):

•
Revenue from Internet Platform Customers for the fourth quarter was $58 million, down 36% year-over-year and when adjusted for foreign exchange.* Internet Platform Customer revenue for 2016 was $250 million, down 34% year-over-year and when adjusted for foreign exchange.*

•
Revenue excluding Internet Platform Customers for the fourth quarter was $558 million, up 14% year-over-year and up 15% when adjusted for foreign exchange.* Revenue excluding Internet Platform Customers for 2016 was $2.090 billion, up 15% year-over-year and when adjusted for foreign exchange.*

Income from operations: GAAP income from operations for the fourth quarter was $124 million, a 1% increase from fourth quarter 2015 GAAP income from operations of $123 million. GAAP operating margin for the fourth quarter was 20%, down 1 percentage point from the same period last year. GAAP income from operations for 2016 was $460 million, a 1% decrease from the prior year's GAAP income from operations of $466 million. Full-year GAAP operating margin was 20%, down 1 percentage point from the prior year.

Non-GAAP income from operations* for the fourth quarter was $174 million, a 3% increase from fourth quarter 2015 non-GAAP income from operations of $168 million. Non-GAAP operating margin* for the fourth quarter was 28%, down 1 percentage point from the same period last year. Non-GAAP income from operations* for 2016 was $658 million, a 3% increase from the prior year's non-GAAP income from operations of $638 million. Full-year non-GAAP operating margin* was 28%, down 1 percentage point from the prior year.

Net Income: GAAP net income for the fourth quarter was $92 million, a 4% increase from fourth quarter 2015 GAAP net income of $88 million. Full-year GAAP net income was $316 million, a 2% decrease from 2015 GAAP net income of $321 million.

Non-GAAP net income* for the fourth quarter was $126 million, a 2% decrease over fourth quarter 2015 non-GAAP net income of $129 million. Full-year non-GAAP net income* was $476 million, a 5% increase over 2015 non-GAAP net income of $454 million.

EPS: GAAP EPS was $0.52 per diluted share, a 6% increase over fourth quarter 2015 GAAP EPS of $0.49 and also a 6% increase when adjusted for foreign exchange*. Full-year GAAP EPS was $1.79 per diluted share, a 1% increase over 2015 GAAP EPS of $1.78 per diluted share and a 1% decrease when adjusted for foreign exchange.*

Non-GAAP EPS* was $0.72 per diluted share, consistent with fourth quarter 2015 non-GAAP EPS* of $0.72 and also when adjusted for foreign exchange*. Full-year non-GAAP EPS* was $2.70 per diluted share, a 7% increase over 2015 non-GAAP EPS* of $2.52 per diluted share and a 6% increase when adjusted for foreign exchange.*

Adjusted EBITDA: Adjusted EBITDA* for the fourth quarter was $247 million, a 4% increase over fourth quarter 2015 Adjusted EBITDA* of $238 million. Adjusted EBITDA margin* for the fourth quarter was 40%, down 1 percentage point from the same period last year. Adjusted EBITDA* for the full-year was $951 million, a 6% increase from the prior year's Adjusted EBITDA* of $897 million. Full-year adjusted EBITDA margin* was 41%, consistent with the prior year.

Supplemental cash information: Cash flows from operating activities for the fourth quarter was $182 million, or 30% of revenue, and for the full-year was $866 million, or 37% of revenue. Cash, cash equivalents and marketable securities were $1.6 billion at December 31, 2016.

Share repurchases: The Company spent $79 million in the fourth quarter to repurchase 1.3 million shares of its common stock at an average price of $61.68 per share. For the full-year, the Company spent $374 million to repurchase 7.0 million shares of its common stock at an average price of $53.28 per share. The Company had approximately 173 million shares of common stock outstanding as of December 31, 2016.

*	See Use of Non-GAAP Financial Measures below for definitions

(1)	Internet Platform Customers – Six customers that are large Internet platform companies: Amazon, Apple, Facebook, Google, Microsoft and Netflix

(2)	Revenue by solution category – A product-focused reporting view that reflects revenue by solution purchased

(3)	Customer revenue by division – A customer-focused reporting view that reflects revenue from customers that are managed by the division

Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-844-578-9671 (or 1-508-637-5655 for international calls) and using passcode 47679185. A live webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for two weeks following the conference by calling 1-855-859-2056 (or 1-404-537-3406 for international calls) and using passcode 47679185. The archived webcast of this event may be accessed through the Akamai website.

About Akamai
As the global leader in Content Delivery Network (CDN) services, Akamai makes the Internet fast, reliable and secure for its customers. The Company’s advanced web performance, mobile performance, cloud security and media delivery solutions are revolutionizing how businesses optimize consumer, enterprise and entertainment experiences for any device, anywhere. To learn how Akamai solutions and its team of Internet experts are helping businesses move faster forward, please visit www.akamai.com or blogs.akamai.com, and follow @Akamai on Twitter.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$324,169	$289,473
Marketable securities	512,849	460,088
Accounts receivable, net	368,596	380,399
Prepaid expenses and other current assets	104,303	123,228
Total current assets	1,309,917	1,253,188
Property and equipment, net	801,017	753,180
Marketable securities	779,311	774,674
Goodwill	1,228,503	1,150,244
Acquired intangible assets, net	149,463	156,095
Deferred income tax assets	8,982	4,700
Other assets	95,953	89,603
Total assets	$4,373,146	$4,181,684
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$76,120	$61,982
Accrued expenses	238,777	216,166
Deferred revenue	52,972	54,154
Other current liabilities	6,719	138
Total current liabilities	374,588	332,440
Deferred revenue	3,758	4,163
Deferred income tax liabilities	11,652	12,888
Convertible senior notes	640,087	618,047
Other liabilities	118,691	93,268
Total liabilities	1,148,776	1,060,806
Total stockholders’ equity	3,224,370	3,120,878
Total liabilities and stockholders’ equity	$4,373,146	$4,181,684

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Year Ended
(in thousands, except per share data)	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Revenue	$616,124	$584,065	$579,159	$2,340,049	$2,197,448
Costs and operating expenses:
Cost of revenue (1) (2)	203,475	204,467	193,212	809,001	725,620
Research and development (1)	46,755	42,341	37,674	167,628	148,591
Sales and marketing (1)	118,907	102,626	118,582	426,967	440,988
General and administrative (1) (2)	116,775	113,320	99,978	439,916	388,265
Amortization of acquired intangible assets	6,617	6,598	6,783	26,642	27,067
Restructuring charges	65	2,948	250	10,301	767
Total costs and operating expenses	492,594	472,300	456,479	1,880,455	1,731,298
Income from operations	123,530	111,765	122,680	459,594	466,150
Interest income	4,180	3,809	2,935	14,702	11,200
Interest expense	(4,680)	(4,666)	(4,641)	(18,638)	(18,525)
Other income (expense), net	2,784	778	(499)	3,788	(2,201)
Income before provision for income taxes	125,814	111,686	120,475	459,446	456,624
Provision for income taxes	34,175	35,686	32,055	143,314	135,218
Net income	$91,639	$76,000	$88,420	$316,132	$321,406

Net income per share:
Basic	$0.53	$0.44	$0.50	$1.81	$1.80
Diluted	$0.52	$0.43	$0.49	$1.79	$1.78

Shares used in per share calculations:
Basic	173,337	174,429	177,788	174,917	178,391
Diluted	175,284	175,617	179,732	176,215	180,415

(1) Includes stock-based compensation (see supplemental table for figures)
(2) Includes depreciation and amortization (see supplemental table for figures)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended			Year Ended
(in thousands)	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Cash flows from operating activities:
Net income	$91,639	$76,000	$88,420	$316,132	$321,406
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	84,008	84,511	80,329	334,302	299,563
Stock-based compensation	39,202	38,652	33,711	144,506	126,677
Excess tax benefits from stock-based compensation	(2,434)	(448)	(4,450)	(5,514)	(29,301)
Provision (benefit) for deferred income taxes	21,169	(16,646)	22,039	7,308	4,098
Amortization of debt discount and issuance costs	4,680	4,666	4,641	18,638	18,525
Other non-cash reconciling items, net	2,461	4,866	2,533	10,574	5,804
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	(19,375)	4,691	(15,540)	3,356	(56,247)
Prepaid expenses and other current assets	19,867	15,005	(8,982)	23,881	7,137
Accounts payable and accrued expenses	(36,401)	42,610	25,526	18,491	51,624
Deferred revenue	(8,098)	(5,241)	(3,684)	(1,213)	3,224
Other current liabilities	814	(2,301)	(491)	5,484	(345)
Other non-current assets and liabilities	(15,744)	5,035	(6,261)	(9,647)	11,986
Net cash provided by operating activities	181,788	251,400	217,791	866,298	764,151
Cash flows from investing activities:
Cash paid for acquired businesses, net of cash acquired	(92,503)	(2,936)	(18,702)	(95,439)	(141,147)
Purchases of property and equipment and capitalization of internal-use software development costs	(75,938)	(79,870)	(78,837)	(316,289)	(444,983)
Purchases of short- and long-term marketable securities	(166,253)	(230,223)	(108,690)	(781,061)	(692,879)
Proceeds from sales and maturities of short- and long-term marketable securities	166,044	204,190	118,814	722,577	845,939
Other non-current assets and liabilities	3,927	(1,633)	543	782	(2,494)
Net cash used in investing activities	(164,723)	(110,472)	(86,872)	(469,430)	(435,564)
Cash flows from financing activities:
Proceeds from the issuance of common stock under stock plans	17,221	15,244	7,503	59,560	61,791
Excess tax benefit from stock-based compensation	2,434	448	4,450	5,514	29,301
Employee taxes paid related to net share settlement of stock-based awards	(6,985)	(6,150)	(6,993)	(45,545)	(54,164)
Repurchases of common stock	(78,927)	(95,157)	(100,180)	(373,794)	(302,606)
Other non-current assets and liabilities	—	—	—	—	(2,050)
Net cash used in financing activities	(66,257)	(85,615)	(95,220)	(354,265)	(267,728)
Effects of exchange rate changes on cash and cash equivalents	(8,442)	(154)	(2,697)	(7,907)	(10,036)
Net (decrease) increase in cash and cash equivalents	(57,634)	55,159	33,002	34,696	50,823
Cash and cash equivalents at beginning of period	381,803	326,644	256,471	289,473	238,650
Cash and cash equivalents at end of period	$324,169	$381,803	$289,473	$324,169	$289,473

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS, NET INCOME AND ADJUSTED EBITDA

	Three Months Ended			Year Ended
(in thousands, except per share data)	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Income from operations	$123,530	$111,765	$122,680	$459,594	$466,150
GAAP operating margin	20%	19%	21%	20%	21%
Amortization of acquired intangible assets	6,617	6,598	6,783	26,642	27,067
Stock-based compensation	39,202	38,652	33,711	144,506	126,677
Amortization of capitalized stock-based compensation and capitalized interest expense	3,777	3,983	3,722	15,439	13,618
Restructuring charges	65	2,948	250	10,301	767
Acquisition-related costs	541	241	741	1,064	865
Legal matter costs	—	—	76	890	3,291
Operating adjustments	50,202	52,422	45,283	198,842	172,285
Non-GAAP income from operations	$173,732	$164,187	$167,963	$658,436	$638,435
Non-GAAP operating margin	28%	28%	29%	28%	29%

Net income	$91,639	$76,000	$88,420	$316,132	$321,406
Operating adjustments (from above)	50,202	52,422	45,283	198,842	172,285
Amortization of debt discount and issuance costs	4,680	4,666	4,641	18,638	18,525
(Gain) loss on investments	(4,807)	—	—	(4,807)	25
Income tax-effect of above non-GAAP adjustments and certain discrete tax items	(15,567)	(12,939)	(9,631)	(52,661)	(58,309)
Non-GAAP net income	126,147	120,149	128,713	476,144	453,932

Depreciation and amortization	73,614	73,930	69,824	292,221	258,878
Interest income	(4,180)	(3,809)	(2,935)	(14,702)	(11,200)
Other expense (income), net	2,023	(778)	499	1,019	2,176
Provision for GAAP income taxes	34,175	35,686	32,055	143,314	135,218
Income tax-effect of above non-GAAP adjustments and certain discrete tax items	15,567	12,939	9,631	52,661	58,309
Adjusted EBITDA	$247,346	$238,117	$237,787	$950,657	$897,313
Adjusted EBITDA margin	40%	41%	41%	41%	41%

Non-GAAP net income per share:
Basic	$0.73	$0.69	$0.72	$2.72	$2.54
Diluted	$0.72	$0.68	$0.72	$2.70	$2.52

Shares used in non-GAAP per share calculations:
Basic	173,337	174,429	177,788	174,917	178,391
Diluted	175,284	175,617	179,732	176,215	180,415

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA BY SOLUTION CATEGORY

	Three Months Ended			Year Ended
(in thousands)	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Revenue by solution category(1):
Performance and Security Solutions	$367,407	$345,118	$314,885	$1,355,030	$1,158,281
Media Delivery Solutions	196,088	188,075	218,267	787,179	868,820
Services and Support Solutions	52,629	50,872	46,007	197,840	170,347
Total revenue	$616,124	$584,065	$579,159	$2,340,049	$2,197,448
Cloud Security Solutions revenue	$102,072	$95,232	$72,537	$364,944	$254,394

Revenue growth rates year-over-year:
Performance and Security Solutions	17%	19%	15%	17%	15%
Media Delivery Solutions	(10)	(14)	(3)	(9)	7
Services and Support Solutions	14	17	18	16	16
Total revenue	6%	6%	8%	6%	12%
Cloud Security Solutions revenue growth rates	41%	46%	46%	43%	50%

Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(2):
Performance and Security Solutions	17%	19%	18%	17%	19%
Media Delivery Solutions	(10)	(15)	—	(10)	11
Services and Support Solutions	14	16	21	16	20
Total revenue	7%	5%	11%	7%	16%
Cloud Security Solutions revenue growth rates(2)	41%	46%	50%	44%	54%

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA BY GEOGRAPHY

	Three Months Ended			Year Ended
(in thousands)	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Revenue by geography:
U.S.	$423,588	$404,065	$415,835	$1,620,021	$1,604,492
International	192,536	180,000	163,324	720,028	592,956
Total revenue	$616,124	$584,065	$579,159	$2,340,049	$2,197,448

Revenue growth rates year-over-year:
U.S.	2%	1%	5%	1%	12%
International	18	20	17	21	11
Total revenue	6%	6%	8%	6%	12%

Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(2):
U.S.	2%	1%	5%	1%	12%
International	19	17	27	22	24
Total revenue	7%	5%	11%	7%	16%

(1) See customer revenue by solution category definition in press release
(2) See Use of Non-GAAP Financial Measures below for a definition

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA BY DIVISION

	Three Months Ended			Year Ended
(in thousands)	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Customer revenue by division(1):
Media Division	$300,809	$284,107	$302,367	$1,165,281	$1,187,732
Web Division	300,302	284,629	264,897	1,120,001	968,584
Enterprise and Carrier Division	15,013	15,329	11,895	54,767	41,132
Total revenue	$616,124	$584,065	$579,159	$2,340,049	$2,197,448

Revenue growth rates year-over-year:
Media Division	(1)%	(4)%	—%	(2)%	7%
Web Division	13%	17	17	16	18
Enterprise and Carrier Division	26%	43	53	33	38
Total revenue	6%	6%	8%	6%	12%

Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(2):
Media Division	—%	(5)%	2%	(2)%	10%
Web Division	14	16	20	16	22
Enterprise and Carrier Division	26	43	55	33	39
Total revenue	7%	5%	11%	7%	16%

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA FOR INTERNET PLATFORM CUSTOMERS

	Three Months Ended			Year Ended
(in thousands)	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Revenue from Internet Platform Customers(3)	$58,378	$58,012	$91,679	$250,392	$379,291
Revenue excluding Internet Platform Customers	557,746	526,053	487,480	2,089,657	1,818,157
Total revenue	$616,124	$584,065	$579,159	$2,340,049	$2,197,448

Revenue growth rates year-over-year:
Revenue from Internet Platform Customers	(36)%	(39)%	(13)%	(34)%	6%
Revenue excluding Internet Platform Customers	14	15	13	15	13
Total revenue	6%	6%	8%	6%	12%

Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(2):
Revenue from Internet Platform Customers	(36)%	(40)%	(12)%	(34)%	7%
Revenue excluding Internet Platform Customers	15	15	16	15	17
Total revenue	7%	5%	11%	7%	16%

(1) See customer revenue by division definition in press release
(2) See Use of Non-GAAP Financial Measures below for a definition
(3) See Internet Platform Customers definition in press release

AKAMAI TECHNOLOGIES, INC.
OTHER SUPPLEMENTAL FINANCIAL DATA

	Three Months Ended			Year Ended
(in thousands, except end of period statistics)	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Stock-based compensation:
Cost of revenue	$5,063	$4,701	$3,901	$18,287	$14,145
Research and development	8,822	7,727	6,570	29,739	23,927
Sales and marketing	15,067	14,729	14,247	55,407	53,542
General and administrative	10,250	11,495	8,993	41,073	35,063
Total stock-based compensation	$39,202	$38,652	$33,711	$144,506	$126,677

Depreciation and amortization:
Network-related depreciation	$56,205	$57,521	$54,978	$227,515	$205,048
Other depreciation and amortization	17,409	16,409	14,846	64,706	53,830
Depreciation of property and equipment	73,614	73,930	69,824	292,221	258,878
Capitalized stock-based compensation amortization	3,323	3,544	3,414	13,752	12,717
Capitalized interest expense amortization	454	439	308	1,687	901
Amortization of acquired intangible assets	6,617	6,598	6,783	26,642	27,067
Total depreciation and amortization	$84,008	$84,511	$80,329	$334,302	$299,563

Capital expenditures(1)(2):
Purchases of property and equipment	$44,646	$51,332	$58,541	$196,771	$289,591
Capitalized internal-use software development costs	33,114	35,507	30,017	140,081	128,236
Capitalized stock-based compensation	6,007	5,662	5,199	23,081	18,332
Capitalized interest expense	938	887	791	3,478	2,845
Total capital expenditures	$84,705	$93,388	$94,548	$363,411	$439,004

Net (decrease) increase in cash, cash equivalents and marketable securities	$(62,581)	$78,972	$19,362	$92,094	$(104,049)

End of period statistics:
Number of employees	6,490	6,334	6,084

(1) Capital expenditures presented in this table are reported on an accrual basis, which differs from the cash-basis presentation in the statements of cash flows. The primary difference between the two is the change in purchases of property and equipment and capitalization of internal-use software development costs accrued for, but not paid, at period end.
(2) See Use of Non-GAAP Financial Measures below for a definition

Use of Non-GAAP Financial Measures
In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai provides additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes, to measure executive compensation and to evaluate Akamai's financial performance. These non-GAAP financial measures are non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share, Adjusted EBITDA, Adjusted EBITDA margin, capital expenditures and impact of foreign currency exchange rates, as discussed below.

Management believes that these non-GAAP financial measures reflect Akamai's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparing financial results across accounting periods and to those of peer companies. Management also believes that these non-GAAP financial measures enable investors to evaluate Akamai's operating results and future prospects in the same manner as management. These non-GAAP financial measures may exclude expenses and gains that may be unusual in nature, infrequent or not reflective of Akamai's ongoing operating results.

The non-GAAP financial measures do not replace the presentation of Akamai's GAAP financial results and should only be used as a supplement to, not as a substitute for, Akamai's financial results presented in accordance with GAAP. Akamai has provided a reconciliation of each non-GAAP financial measure used in its financial reporting and investor presentations to the most directly comparable GAAP financial measure. This reconciliation captioned “Reconciliation of GAAP to Non-GAAP Financial Measures” can be found on the Investor Relations section of Akamai's website.

The non-GAAP adjustments, and Akamai's basis for excluding them from non-GAAP financial measures, are outlined below:

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Amortization of acquired intangible assets – Akamai has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Akamai has made. The amount of an acquisition's purchase price allocated to intangible assets and term of its related amortization can vary significantly and are unique to each acquisition; therefore, Akamai excludes amortization of acquired intangible assets from its non-GAAP financial measures to provide investors with a consistent basis for comparing pre- and post-acquisition operating results.

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Stock-based compensation and amortization of capitalized stock-based compensation – Although stock-based compensation is an important aspect of the compensation paid to Akamai's employees, the grant date fair value varies based on the stock price at the time of grant, varying valuation methodologies, subjective assumptions and the variety of award types. This makes the comparison of Akamai's current financial results to previous and future periods difficult to interpret; therefore, Akamai believes it is useful to exclude stock-based compensation and amortization of capitalized stock-based compensation from its non-GAAP financial measures in order to highlight the performance of Akamai's core business and to be consistent with the way many investors evaluate its performance and compare its operating results to peer companies.

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Acquisition-related costs – Acquisition-related costs include transaction fees, advisory fees, due diligence costs and other direct costs associated with strategic activities. In addition, subsequent adjustments to Akamai's initial estimated amounts of contingent consideration and indemnification associated with specific acquisitions are included within acquisition-related costs. These amounts are impacted by the timing and size of the acquisitions. Akamai excludes acquisition-related costs from its non-GAAP financial measures to provide a useful comparison of Akamai's operating results to prior periods and to its peer companies because such amounts vary significantly based on the magnitude of the acquisition transactions.

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Restructuring charges – Akamai has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and estimated costs of exiting facility lease commitments. Akamai excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items vary significantly based on the magnitude of the restructuring action and do not reflect expected future operating expenses. In addition, these charges do not necessarily provide meaningful insight into the fundamentals of current or past operations of its business.

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Benefit from adoption of software development activities – Akamai recognized a benefit to non-income related tax expense associated with the adoption of software development activities. Akamai excluded this item from its non-GAAP financial measures because transactions of this nature occur infrequently and not considered part of its core business operations.

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Amortization of debt discount and issuance costs and amortization of capitalized interest expense – In February 2014, Akamai issued $690 million of convertible senior notes due 2019 with a coupon interest rate of 0%. The imputed interest rate of the convertible senior notes was approximately 3.2%. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity under GAAP, thereby reducing the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt. All of Akamai's interest expense is comprised of these non-cash components and is excluded from management's assessment of the company's operating performance because management believes the non-cash expense is not representative of ongoing operating performance.

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Gains and losses on investments – Akamai has recorded gains and losses from the disposition and impairment of certain investments. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events giving rise to them occur infrequently and are not representative of Akamai's core business operations and ongoing operating performance.

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Legal matter costs – Akamai has incurred losses from the settlement of legal matters and costs with respect to its internal U.S. Foreign Corrupt Practices Act ("FCPA") investigation in addition to the disgorgement Akamai was required to pay to resolve it. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events giving rise to them are not representative of Akamai's core business operations.

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Income tax effect of non-GAAP adjustments and certain discrete tax items – The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments) and excludes certain discrete tax items (such as recording or releasing of valuation allowances), if any. Akamai believes that applying the non-GAAP adjustments and their related income tax effect allows Akamai to highlight income attributable to its core operations.

Akamai's definitions of its non-GAAP financial measures are outlined below:

Non-GAAP income from operations – GAAP income from operations adjusted for the following items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; amortization of capitalized interest expense; acquisition-related costs; restructuring charges; benefit from adoption of software development activities; gains and other activity related to divestiture of a business; gains and losses on legal settlements; costs incurred with respect to Akamai's internal FCPA investigation; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP operating margin – Non-GAAP income from operations stated as a percentage of revenue.

Non-GAAP net income – GAAP net income adjusted for the following tax-affected items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; benefit from adoption of software development activities; gains and other activity related to divestiture of a business; gains and losses on legal settlements; costs incurred with respect to Akamai's internal FCPA investigation; loss on early extinguishment of debt; amortization of debt discount and issuance costs; amortization of capitalized interest expense; certain gains and losses on investments; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP net income per share – Non-GAAP net income divided by basic weighted average or diluted common shares outstanding. Basic weighted average shares outstanding are those used in GAAP net income per share calculations. Diluted weighted average shares outstanding are adjusted in non-GAAP per share calculations for the shares that would be delivered to Akamai pursuant to the note hedge transaction entered into in connection with the issuance of $690 million of convertible senior notes due 2019. Under GAAP, shares delivered under hedge transactions are not considered offsetting shares in the fully-diluted share calculation until they are delivered. However, the company would receive a benefit from the note hedge transaction and would not allow the dilution to occur, so management believes that adjusting for this benefit provides a meaningful view of operating performance. Unless and until Akamai's weighted average stock price is greater than $89.56, the initial conversion price, there will be no difference between GAAP and non-GAAP diluted weighted average common shares outstanding.

Adjusted EBITDA – GAAP net income excluding the following items: interest income; income taxes; depreciation and amortization of tangible and intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; acquisition-related costs; restructuring charges; benefit from adoption of software development activities; gains and other activity related to divestiture of a business; gains and losses on legal settlements; costs incurred with respect to Akamai's internal FCPA investigation; foreign exchange gains and losses; loss on early extinguishment of debt; amortization of debt discount and issuance costs; amortization of capitalized interest expense; certain gains and losses on investments; and other non-recurring or unusual items that may arise from time to time.

Adjusted EBITDA margin – Adjusted EBITDA stated as a percentage of revenue.

Capital expenditures – Purchases of property and equipment, capitalization of internal-use software development costs, capitalization of stock-based compensation and capitalization of interest expense.

Impact of Foreign Currency Exchange Rates – Revenue and earnings from international operations have historically been an important contributor to Akamai's financial results. Consequently, Akamai's financial results have been impacted, and management expects they will continue to be impacted, by fluctuations in foreign currency exchange rates. For example, when the local currencies of our foreign subsidiaries weaken, our consolidated results stated in U.S. dollars are negatively impacted.

Because exchange rates are a meaningful factor in understanding period-to-period comparisons, management believes the presentation of the impact of foreign currency exchange rates on revenue and earnings enhances the understanding of our financial results and evaluation of performance in comparison to prior periods. The dollar impact of changes in foreign currency exchange rates presented is calculated by translating current period results using monthly average foreign currency exchange rates from the comparative period and comparing them to the reported amount. The percentage change at constant currency presented is calculated by comparing the prior period amounts as reported and the current period amounts translated using the same monthly average foreign currency exchange rates from the comparative period.

Akamai Statement Under the Private Securities Litigation Reform Act
This release and/or our quarterly earnings conference call scheduled for later today contain information about future expectations, plans and prospects of Akamai's management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements about plans for investment and portfolio expansion. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, failure of our investments in innovation to generate solutions that are accepted in the market; inability to increase our revenue at the same rate as in the past and keep our expenses from increasing at a greater rate than our revenues; delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities or failure of such solutions to operate as expected, and other factors that are discussed in the Company's Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release and on such call represent Akamai's expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai's expectations or beliefs as of any date subsequent to the date of this press release.